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                                                                     EXHIBIT 4.2

                                                                  EXECUTION COPY


                                 AMENDMENT NO. 1
                                       TO
                             THE METRIS MASTER TRUST
              AMENDED AND RESTATED POOLING AND SERVICING AGREEMENT

                  THIS AMENDMENT NO. 1 TO THE METRIS MASTER TRUST AMENDED AND RESTATED POOLING AND SERVICING AGREEMENT, dated as of April 26, 2001 (this "Amendment No. 1") is by and among METRIS RECEIVABLES, INC., as transferor (the "Transferor"), DIRECT MERCHANTS CREDIT CARD BANK, NATIONAL ASSOCIATION, as servicer (the "Servicer"), and U.S. BANK NATIONAL ASSOCIATION, as trustee (the "Trustee").

                  WHEREAS the Transferor, the Servicer and The Bank of New York (Delaware) (the "Prior Trustee") have executed that certain Amended and Restated Pooling and Servicing Agreement, dated as of July 30, 1998 (as amended and supplemented through the date hereof and as the same may be further amended, supplemented or otherwise modified and in effect from time to time, the "Pooling and Servicing Agreement");

                  WHEREAS the Transferor, the Servicer, the Prior Trustee and the Trustee have entered into that certain Agreement of Resignation, Appointment and Acceptance, dated as of December 11, 2000, pursuant to which the Trustee assumed all of the rights and obligations of the Prior Trustee under the terms of the Pooling and Servicing Agreement;

                  WHEREAS the Transferor, the Servicer and the Trustee wish to amend the Pooling and Servicing Agreement as provided herein;

                  NOW THEREFORE, in consideration of the promises and the agreements contained herein, the parties hereto agree to amend the provisions of the Pooling and Servicing Agreement as follows:

                  SECTION 1. Amendment of Section 1.1. Section 1.1 of the Pooling and Servicing Agreement shall be and hereby is amended by the addition of the following definition which shall read in its entirety, as follows:

                  "Permitted Activities" shall mean the primary activities of the Trust, which are:

                  (a) holding Receivables transferred from the Transferor and the other assets of the Trust, including passive derivative financial instruments that pertain to beneficial interests issued or sold to parties other than the Transferor, its Affiliates or its agents;

                  (b) issuing Securities and other interests in the Trust Property;

                  (c) receiving Collections and making payments on such Securities and interests in accordance with the terms of the Pooling and Servicing Agreement and any Supplement; and



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                  (d)      engaging in other activities that are necessary or
         incidental to accomplish these limited purposes, which activities can not be contrary to the status of the Trust as a qualified special purpose entity under existing accounting literature.

                  SECTION 2. Amendment of Section 2.7. Section 2.7 of the Pooling and Servicing Agreement shall be and hereby is amended by deleting
Section 2.7(c) in its entirety and by inserting in its place the following:

                           (c) In addition to the satisfaction of the conditions set forth in subsections 2.7(a) and (b), the Transferor's right to require the reassignment to it or its designee of all the Trust's right, title and interest in, to and under the Receivables in Removed Accounts, shall be subject to the following restrictions:

                                    (i)   Except for Removed Accounts described
                  in subsection 2.7(c)(ii), the Accounts to be designated as Removed Accounts shall be selected at random by the Transferor.

                                    (ii)  The Transferor may designate Removed
                  Accounts as provided in and subject to the terms and conditions contained in this Section 2.7 without being subject to the restrictions set forth in subsection 2.7(c)(i) if the Removed Accounts are designated in response to a third-party action or decision not to act and not the unilateral action of the Transferor.

                           (d) Upon satisfaction of the conditions set forth in subsections 2.7(a), (b) and (c), the Trustee shall execute and deliver the Reassignment to the Transferor, and the Receivables from the Removed Accounts shall no longer constitute part of the Trust.

                  SECTION 3. Amendment of Section 9.2. Section 9.2(a)(ii) of the Pooling and Servicing Agreement is hereby amended by deleting Section 9.2(a)(ii) in its entirety and inserting in its place the following:

         If an Insolvency Event or a Trigger Event shall have occurred this Agreement and the Trust shall be deemed to have terminated, subject to the liquidation, winding-up and dissolution procedures described below; provided, however, that within 15 days of the date of written notice to the Trustee, the Trustee shall (i) publish a notice in an Authorized Newspaper that an Insolvency Event or a Trigger Event has occurred, that the Trust has terminated, and that the Trustee intends to sell, dispose of or otherwise liquidate the Receivables pursuant to this Agreement (a "Disposition"), and (ii) send written notice to the Investor Securityholders describing the provisions of this Section 9.2 and requesting each Investor Securityholder to advise the Trustee in writing that it elects one of the following options: (A) the Investor Securityholder wishes the Trustee to instruct the Servicer not to effectuate a Disposition, or (B) the Investor Securityholder refuses to advise the Trustee as to the specific action the Trustee shall instruct the Servicer to take, or (C) the Investor Securityholder wishes the Servicer to effect a Disposition. If after 90 days from the day notice pursuant to clause (i) above is first published (the "Publication Date"), the Trustee shall not have received the written instruction described in clause (A) above from Holders of Investor Securities representing Undivided Interests aggregating in excess of 50% of the related Invested Amount of each Series (or, in the case of a Series having more than one Class, each Class of


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         such Series) and the holders of any Supplemental Securities or any other interest in the Exchangeable Transferor Security other than the Transferor as provided in Section 6.3(b) for each Series, a "Holders' Majority"), the Trustee shall instruct the Servicer to effectuate a Disposition, and the Servicer shall proceed to consummate a Disposition. If, however, with respect to the portion of the Receivables allocable to any outstanding Series, a Holders' Majority instruct the Trustee not to effectuate a Disposition of the portion of the Receivables allocable to such Series, the Trust shall be reconstituted and continue with respect to such Series pursuant to the terms of this Agreement and the applicable Supplement (as amended in connection with such reconstitution). The portion of the Receivables allocable to any Series shall be equal to the sum of (1) the product of
         (A) the Transferor Percentage, (B) the aggregate outstanding Principal Receivables and (C) a fraction the numerator of which is the related Investor Percentage of Finance Charge Collections and the denominator of which is the sum of all Investor Percentages with respect to Finance Charge Collections for all Series outstanding and (2) the Invested Amount of such Series. The Transferor or any of its Affiliates shall be permitted to bid for the Receivables. In addition, the Transferor or any of its Affiliates shall have the right to match any bid by a third person and be granted the right to purchase the Receivables at such matched bid price. The Trustee shall use its best efforts to effectuate a Disposition by the use of competitive bids and on terms equivalent to the best purchase offer as determined by the Trustee. The Trustee may obtain a prior determination from any such bankruptcy trustee, receiver or liquidator that the terms and manner of any proposed Disposition are commercially reasonable. The provisions of Sections 9.1 and 9.2 shall not be deemed to be mutually exclusive.

                  SECTION 4. Amendment of Section 10.2. Section 10.2(a) of the Pooling and Servicing Agreement shall be and hereby is amended by deleting the fifth sentence thereof in its entirety, and inserted in its place shall be the following:

         If the Trustee is unable to obtain any bids from any potential successor servicer and the Servicer delivers an Officer's Certificate to the effect that it cannot in good faith cure the Servicer Default which gave rise to a Termination Notice, and if the Trustee is legally unable to act as Successor Servicer, then the Trustee, except in the case of a Servicer Default set forth in subsection 10.1(d), shall offer the Transferor the right to accept reassignment of all of the Receivables for an amount equal to the Aggregate Invested Amount on the date of such purchase plus all interest accrued but unpaid on all of the outstanding Investor Securities at the applicable Security Rate through the date of such purchase; provided, however, that no such purchase by the Transferor shall occur unless the Transferor shall deliver an Opinion of Counsel reasonably acceptable to the Trustee that such purchase would not constitute a fraudulent conveyance of the Transferor.

                  SECTION 5. Amendment of Section 12.1. Section 12.1(c) of the Pooling and Servicing Agreement shall be and hereby is amended by deleting the fifth sentence thereof in its entirety.

                  SECTION 6. Amendment of Section 12.2. Section 12.2(a) of the Pooling and Servicing Agreement shall be and hereby is amended by inserting after the word "Transferor" where first used the following:


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                  (so long as the Transferor is the Servicer or an Affiliate of the Servicer)

                  SECTION 7. Amendment of Section 13.1. (a) Section 13.1(a) of the Pooling and Servicing Agreement shall be and hereby is amended by adding at the end of the first sentence of the first paragraph thereof the following, which shall read in its entirety as follows:

         provided further, that such action shall not effect a significant change in the Permitted Activities of the Trust;

                  (b) Section 13.1(a) of the Pooling and Servicing Agreement shall be and hereby is further amended by adding after the first proviso in the first sentence of the second paragraph thereof the following, which shall read in its entirety as follows:

         provided further, that such action shall not effect a significant change in the Permitted Activities of the Trust;

                  (c) Section 13.1(b) of the Pooling and Servicing Agreement shall be and hereby is amended by inserting after the word "Trustee" where first used the following:

         (A) in the case of a significant change in the Permitted Activities of the Trust which is not materially adverse to Holders of Investor Securities, with the consent of Holders of Investor Securities evidencing Undivided Interests aggregating not less than 50% of the Investor Interest of each outstanding Series affected by such change, and (B) in all other cases

                  SECTION 8. Effectiveness. The amendments provided for by this Amendment No. 1 shall become effective upon the occurrence of the following:

                  (a) Ten business days prior written notice of this Amendment No. 1 to each Rating Agency by the Servicer, and written confirmation from each Rating Agency to the effect that the terms of this Amendment No. 1 will not result in a reduction or withdrawal of the rating of any outstanding Series or any class of any Series to which it is a Rating Agency.

                  (b) An Officer's Certificate from the Servicer delivered to the Trustee to the effect that the terms of this Amendment No.1 will not materially and adversely affect the interests of the Securityholders.

                  (c) An Opinion of Counsel addressed to the Trustee to the effect that the terms of this Amendment No. 1 will not cause the Trust to be characterized for Federal income tax purposes as an association taxable as a corporation or otherwise have any material adverse impact on the Federal income taxation of any outstanding Series of Investor Securities or any Security Owner.

                  (d) Counterparts of this Amendment No. 1, duly executed by the parties hereto.

                  SECTION 9. Pooling and Servicing Agreement in Full Force and Effect as Amended. Except as specifically amended or waived hereby, all of the terms and conditions of the Pooling and Servicing Agreement shall remain in full force and effect. All references to the Pooling and Servicing Agreement in any other document or instrument shall be deemed to mean such Pooling and Servicing Agreement as amended by this Amendment No. 1. This Amendment No. 1 shall not constitute a novation of the Pooling and Servicing Agreement, but shall constitute an


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amendment thereof. The parties hereto agree to be bound by the terms and obligations of the Pooling and Servicing Agreement, as amended by this Amendment No. 1, as though the terms and obligations of the Pooling and Servicing Agreement were set forth herein.

                  SECTION 10. Counterparts. This Amendment No. 1 may be executed in any number of counterparts and by separate parties hereto on separate counterparts, each of which when executed shall be deemed an original, but all such counterparts taken together shall constitute one and the same instrument.

                  SECTION 11. Governing Law. THIS AMENDMENT NO. 1 SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

                  SECTION 12. Defined Terms and Section References. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Pooling and Servicing Agreement. All Section or subsection references herein shall mean Sections or subsections of the Pooling and Servicing Agreement, except as otherwise provided herein.



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                  IN WITNESS WHEREOF, the Transferor, the Servicer and the
Trustee have caused this Amendment No. 1 to be duly executed by their respective officers as of the day and year first above written.




                                          METRIS RECEIVABLES, INC.,
                                               TRANSFEROR



                                          By:
                                              ----------------------------------
                                              Name:
                                              Title:



                                          DIRECT MERCHANTS CREDIT CARD
                                          BANK, NATIONAL ASSOCIATION,
                                               SERVICER



                                          By:
                                              ----------------------------------
                                              Name:
                                              Title:



                                          U.S. BANK NATIONAL ASSOCIATION,
                                               TRUSTEE



                                          By:
                                              ----------------------------------
                                              Name:
                                              Title: